      As filed with the Securities and Exchange Commission on May 16, 2000


                                            Registration Statement No. 333-34134
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                               AMENDMENT NO. 2 TO
                                    FORM S-3


                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                         NORTHEAST OPTIC NETWORK, INC.

             (Exact name of registrant as specified in its charter)

           DELAWARE                 04-3056279
 (State or other jurisdiction    (I.R.S. Employer
              of                Identification No.)
incorporation or organization)

                              2200 West Park Drive
                             Westborough, MA 01581
                                 (508) 616-7800

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           --------------------------

                              VINCENT C. BISCEGLIA
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                         NORTHEAST OPTIC NETWORK, INC.
                              2200 West Park Drive
                             Westborough, MA 01581
                                 (508) 616-7800

               (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           --------------------------

                                   Copies to:

        JEFFREY A. STEIN, ESQ.                          BRUCE R. KRAUS, ESQ.
           Hale and Dorr LLP                          Willkie Farr & Gallagher
            60 State Street                              787 Seventh Avenue
           Boston, MA 02109                              New York, NY 10019
          Tel: (617) 526-6000                            Tel: (212) 728-8000
          Fax: (617) 526-5000                            Fax: (212) 728-8111

                           --------------------------

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

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

                                EXPLANATORY NOTE



    The sole purpose of this Amendment No. 2 is to file Part II of the Registration Statement, including the Exhibits referred to therein.

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Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various estimated expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by NorthEast Optic Network, Inc. and the selling stockholder pursuant to a negotiated sharing arrangement.


Filing fee--Securities and Exchange Commission..............  $     56,982
Filing fee--National Association of Securities Dealers,
  Inc.......................................................  $     22,084
Legal fees and expenses.....................................  $    320,000
Printing fees and expenses..................................  $    175,000
Accounting fees and expenses................................  $     45,000
Miscellaneous expenses......................................  $     30,934
                                                              ------------
    Total Expenses..........................................  $    650,000
                                                              ============


Item 15. Indemnification of Directors and Officers

Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. We have included such a provision in our Certificate of Incorporation.

Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he or she is, or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Our Second Amended and Restated Certificate of Incorporation provides that we will, to the fullest extent permitted by Delaware law, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was, or has agreed to become, a director or officer of our company, or is or was serving, or has agreed to serve, at our request, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of a person seeking indemnification in connection with such action, suit or proceeding and any appeal therefrom.

As a prerequisite to indemnification under our Second Amended and Restated Certificate of Incorporation, the person seeking indemnification must notify us in writing as soon as practicable of

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                                                                            II-1

Part II
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any action, suit, proceeding or investigation involving him or her for which indemnification will or could be sought. With respect to any action, suit, proceeding or investigation of which we are so notified, we will be entitled to participate therein at our own expense and/or to assume the defense of the action at our own expense, with legal counsel reasonably acceptable to the person seeking indemnification.

If we do not choose to assume the defense of an action for which we have received notice, we generally will pay in advance of the final disposition of such matter any expenses (including attorneys' fees) incurred by a party seeking indemnification in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom; provided, however, that the payment of such expenses incurred before the final disposition of such matter shall be made only upon receipt of an undertaking by the person seeking indemnification to repay all amounts so advanced in the event that it shall ultimately be determined that the person seeking indemnification is not entitled to be indemnified by us under our Second Amended and Restated Certificate of Incorporation.

Our Second Amended and Restated Certificate of Incorporation does not require us to indemnify any person seeking indemnification in connection with a proceeding initiated by such person unless such initiation was approved by our Board of Directors. In addition, we will not indemnify any person to the extent such person is reimbursed from the proceeds of an insurance reimbursement. We have purchased directors' and officers' liability insurance which would indemnify our directors and officers against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as officers or directors, as the case may be.

Item 16. Exhibits


              EXHIBIT
               NUMBER                                                    DESCRIPTION
------------------------------------------------------------------------------------
          1.1           Form of Underwriting Agreement.
          4.1           Specimen certificate for the Registrant's Common Stock
                        (incorporated by reference to Exhibit 4.1 of our
                        Registration Statement on Form S-1, Registration No.
                        333-53441).
          5.1           Opinion of Hale and Dorr LLP.
        *23.1           Consent of Arthur Andersen LLP.
         23.2           Consent of Hale and Dorr LLP, included in Exhibit 5.1 filed herewith.
        *24.1           Power of Attorney.
          *27           Financial Data Schedule


---------


*  Previously filed.


Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this

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II-2

Part II
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    Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included is a post-effective amendment by those paragraphs is contained in periodic reports filed by us pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

(2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial BONA FIDE offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial BONA FIDE offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the indemnification provisions described herein, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                                                            II-3

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Signatures


Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westborough, Commonwealth of Massachusetts, on May 16, 2000.


                                                       NORTHEAST OPTIC NETWORK, INC.

                                                       By:           /s/ VINCENT C. BISCEGLIA
                                                            -----------------------------------------
                                                                       Vincent C. Bisceglia
                                                               CHAIRMAN AND CHIEF EXECUTIVE OFFICER

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II-4

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Signatures




Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of May 16, 2000.


Signature                                              Title
-----------------------------------------------------------------------------------------------------

              /s/ VINCENT C. BISCEGLIA
  ------------------------------------------------     Chairman of the Board and Chief Executive
                Vincent C. Bisceglia                     Officer (principal executive officer)

               /s/ WILLIAM F. FENNELL                  Chief Financial Officer, Treasurer and Vice
  ------------------------------------------------       President, Finance (principal financial and
                 William F. Fennell                      accounting officer)

                /s/ VICTOR COLANTONIO
  ------------------------------------------------     Vice Chairman of the Board and President
                  Victor Colantonio

               */s/ ARTHUR W. ADELBERG
  ------------------------------------------------     Director
                 Arthur W. Adelberg

  ------------------------------------------------     Director
              Katherine Dietze Courage

                */s/ JOHN H. FORSGREN
  ------------------------------------------------     Director
                  John H. Forsgren

               */s/ F. MICHAEL MCCLAIN
  ------------------------------------------------     Director
                 F. Michael McClain

                 */s/ GARY D. SIMON
  ------------------------------------------------     Director
                    Gary D. Simon

                 /s/ VINCENT C. BISCEGLIA
         ---------------------------------------
                   Vincent C. Bisceglia
*By:                 ATTORNEY-IN-FACT

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                                                                            II-5

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Exhibit index


EXHIBIT
NUMBER                                                                      DESCRIPTION
---------------------------------------------------------------------------------------
          1.1              Form of Underwriting Agreement

          4.1              Specimen certificate for the Registrant's Common Stock
                           (incorporated by reference to Exhibit 4.1 of our Registration Statement on Form S-1, Registration No.
                           333-53441).

          5.1              Opinion of Hale and Dorr LLP.

        *23.1              Consent of Arthur Andersen LLP.

         23.2              Consent of Hale and Dorr LLP, included in Exhibit 5.1 filed herewith.

        *24.1              Power of Attorney.

          *27              Financial Data Schedule


---------


*  Previously filed.